UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2015

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, Four Oaks Bank & Trust Company (the “Bank”), a wholly-owned subsidiary of Four Oaks Fincorp, Inc. (the “Company”), entered into an Amended and Restated Executive Employment Agreement with David H. Rupp, the Chief Executive Officer and President of the Company and the Bank, an Executive Employment Agreement with Deanna W. Hart, the Executive Vice President, Chief Financial Officer of the Company and the Bank, and an Amended and Restated Executive Employment Agreement with Jeff D. Pope, the Executive Vice President of the Company and the Bank and Chief Banking Officer of the Bank (each an “Agreement”).

If the executive’s employment is terminated by the Bank within 18 months following a Change in Control without Cause or by notice of non-renewal or if the executive terminates his or her employment for Good Reason (as defined below) within 18 months following a Change in Control, then the executive is entitled to receive as a lump sum a severance payment equal to two times his or her most recent annual compensation, including the amount of his or her most recent bonus. Under each Agreement, the applicable executive is also entitled to receive such severance if, following a Redundancy Transaction (as defined below), the executive’s employment is terminated by the Bank without Cause or by notice of non-renewal or by the executive pursuant to the Redundancy Transaction provision. In addition, in each case the executive is entitled to reimbursement for additional costs he or she incurs in obtaining health insurance benefits equivalent to the group benefit plan in which he or she participated prior to termination of employment for a 24-month period following the termination of employment or, if sooner, until he or she obtains comparable coverage in connection with subsequent employment.

In the event such executive’s employment is terminated by the Bank without Cause or by notice of non-renewal prior to a Change in Control or because of Disability (each as defined below), the executive will be entitled to receive as a lump sum an amount equal to 12 months of his or her then current monthly salary. Pursuant to each of the Agreements, the applicable executive will be eligible for an annual cash bonus of up to 33% of his or her base salary, which actual amount each year will be determined by the Compensation Committee of the Board of Directors of the Company.   Each Agreement also includes a requirement that the executive sign a release of all claims as a condition to receiving severance thereunder.

Finally, during each executive’s employment with the Bank and for a period of one year following termination of such employment, the executive is prohibited from competing with the Bank or attempting to solicit the Bank’s customers or employees, unless such employment is terminated by the Bank without Cause or by notice of non-renewal and following a Change in Control.

Except as set forth above, the principal terms of each executive’s employment arrangements pursuant to his or her Agreement, including each executive’s annual base salary, remain unchanged from his or her prior arrangements.

For purposes of each Agreement:

“Cause” includes (i) the executive’s demonstrated gross negligence or willful misconduct in the execution of his or her duties; (ii) the executive’s refusal to comply with the Bank’s policies, procedures, practices, or directions, after notice and opportunity to cure within 15 days after such notice; (iii) the executive’s commission of an act of dishonesty; (iv) the executive’s being convicted of a felony; or (v) the executive’s breach of the Agreement;

“Change in Control” occurs when (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 33% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company, unless such person or group becomes such a beneficial owner by certain transfers made for bona fide estate planning purposes; or (ii) (a) the Company merges with any other entity, (b) the Company consummates a statutory share exchange with another entity, or (c) the Company conveys, transfers or leases all or substantially all of its assets to any entity, subject to the customary exception for clauses (ii)(a) and (b) above, where the shareholders of the Company immediately before such transaction own immediately following such transaction more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction;

 “Disability” means the executive’s physical or mental inability to perform substantially all of the executive’s duties, with or without reasonable accommodation, for a period of 90 days, whether or not consecutive, during any 365-day period, as determined in the Bank’s reasonable discretion and in accordance with any applicable law;

“Good Reason” means the occurrence of any of the following events or conditions without the executive’s consent: (i) a material diminution in the executive’s title, authority, duties, or responsibilities from such immediately prior to the Change in Control; (ii) a material diminution in the executive’s base salary; (iii) a material change in the geographic location at which the executive must perform his or her services under the Agreement; or (iv) any other action or inaction that constitutes a material breach by the Bank of the Agreement; provided that the executive provides notice within 30 days of the initial existence of such condition and the Bank does not remedy the condition within 30 days of such notice; and

“Redundancy Transaction” means (i) the Company (a) merges with any bank holding company or bank, (b) consummates a statutory share exchange with any bank holding company or bank, or (c) purchases all or substantially all of the stock or assets of any bank holding company or bank, (ii) such merger, exchange or purchase is not a Change in Control as defined above, and (iii) in connection with such merger, exchange, or purchase, a senior executive of another party to such merger, exchange, or purchase is hired by the Bank in a role or position and such hiring causes a material diminution in the executive’s title, authority, duties, or responsibilities from such immediately prior to the Redundancy Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ David H. Rupp .
David H. Rupp
President and Chief Executive Officer

Date: December 8, 2015